Exhibit 99.1
Airvana Comments on Proposed Sale of Nortel’s CDMA Business
CHELMSFORD, Mass., June 19, 2009 – Airvana, Inc. (NASDAQ: AIRV), a leading provider of mobile broadband network infrastructure products, today commented on Nortel Networks Corporation’s (TSX: NT) (OTC: NRTLQ) announced proposed “stalking horse” asset sale of Nortel’s CDMA business to Nokia Siemens Networks B.V., a global wireless network infrastructure provider.
“Nortel’s proposed sale of its CDMA business is positive news for Airvana and for Nortel’s customers,” said President and Chief Executive Officer Randy Battat. “As a long-term partner and key supplier to Nortel, Airvana has played a vital role in serving the needs of these customers during the bankruptcy process.”
“The sale to Nokia Siemens Networks would place Nortel’s CDMA business in the hands of a global wireless infrastructure provider with outstanding customer support capabilities,” Battat said. “We expect to work in close partnership with Nokia Siemens Networks in the years ahead, investing in our EV-DO roadmap, supporting our product portfolio to fulfill customer needs, and continuing to deliver current and planned products and services to existing Nortel customers as well as new customers. We look forward to fulfilling the needs of wireless operators worldwide under this new relationship.”
Since Nortel’s Chapter 11 bankruptcy protection filing on January 14, 2009, Airvana has been collecting receivables from Nortel in the ordinary course of business related to products and services purchased subsequent to that date. Collection of invoices totaling approximately $36.4 million for sales to Nortel prior to the bankruptcy filing is subject to Nortel’s bankruptcy proceedings and has been excluded from Airvana’s deferred revenue and Billings. This amount will be accounted for on a cash basis, if and when received.
Airvana Second-Quarter 2009 Conference Call
Airvana expects to provide more specific information regarding its relationship with Nortel during its second-quarter 2009 financial results conference call, which is scheduled for Thursday, July 30, 2009 at 8:30 a.m. (ET). The call will be webcast live and can be accessed by visiting Airvana’s website, www.airvana.com. The live conference call can also be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived on the company’s website.
About Airvana, Inc.
Airvana helps operators transform the mobile experience for users worldwide. The company’s high-performance technology and products, from comprehensive femtocell solutions to core mobile network infrastructure, enable operators to deliver compelling and consistent broadband services to mobile subscribers, wherever they are. Airvana’s products are deployed in over 70 commercial networks on six continents. Airvana is headquartered in Chelmsford, Mass., USA, with offices worldwide. For more information, please visit www.airvana.com.
Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Airvana constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements typically contain the words “believes,” “anticipates,” “plans,” “expects,” “will,” “continue” and similar expressions. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation Nortel’s ability to complete the sale of its CDMA business to Nokia Siemens Networks, Airvana’s ability to secure court approval for payment of its outstanding invoices to Nortel, Airvana’s ability to maintain its relationship with Nortel, Airvana’s ability to build a strong working relationship with any purchaser of Nortel’s CDMA business, the highly competitive and rapidly evolving market in which Airvana competes, Airvana’s limited operating history, the fluctuation of its past operating results and its reliance on sales through Nortel’s CDMA business for a significant portion of its revenues and product and service Billings, and other factors discussed in Airvana’s filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Airvana’s views as of the date of this press release. Airvana anticipates that subsequent events and developments may cause its views to change. While Airvana may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Airvana’s views as of any date subsequent to the date of this press release.
Investor contact:
David Reichman
Sharon Merrill Associates
617-542-5300
AIRV@InvestorRelations.com